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                                                                    EXHIBIT 24.2

                            SECRETARY'S CERTIFICATE
                            -----------------------

     I, William M. McKay, Corporate Secretary for View Tech, Inc., a Delaware corporation (the "Company"), hereby certify that, as of the date set forth below, attached hereto as Exhibit "A" is a true and correct copy of the resolutions of the Company's Board of Directors adopted as of January 22, 1997 authorizing the power of attorney with respect to the registration statement on Form SB-2 (333-19597), and such resolutions have not been altered or amended and remain in full force and effect as of the date hereof.

January 22, 1997

                                       \s\ William M. McKay
                                       ---------------------------------
                                       William M. McKay
                                       Secretary
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                                   EXHIBIT A

RESOLVED FURTHER: That Robert G. Hatfield and William M. McKay are hereby appointed as Attorneys-in-Fact to sign any amendment or amendments to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on January 10, 1997 (SEC File No. 333-19597) on behalf of the Company's principal executive officer, its principal financial officer, its principal accounting officer and each of the members of the Company's Board of Directors.